                                  SCHEDULE 14A
                                 (RULE 14a-101)

                    INFORMATION REQUIRED IN PROXY STATEMENT
                            SCHEDULE 14A INFORMATION

          PROXY STATEMENT PURSUANT TO SECTION 14(a) OF THE SECURITIES
                     EXCHANGE ACT OF 1934 (AMENDMENT NO.  )

     Filed by the registrant [X]

     Filed by a party other than the registrant [ ]

     Check the appropriate box:

     [ ] Preliminary proxy statement.       [ ] Confidential, for use of the
                                                Commission only (as permitted by
                                                Rule 14a-6(e)(2)).

     [X] Definitive proxy statement.

     [ ] Definitive additional materials.

     [ ] Soliciting material pursuant to Rule 14a-12

                       Sports Resorts International Inc.
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                (Name of Registrant as Specified in Its Charter)

--------------------------------------------------------------------------------
    (Name of Person(s) Filing Proxy Statement if Other Than the Registrant)

Payment of filing fee (check the appropriate box):

     [X] No fee required.

     [ ] Fee computed on table below per Exchange Act Rules 14a-6(i)(1) and
         0-11.

     (1) Title of each class of securities to which transaction applies:

--------------------------------------------------------------------------------

     (2) Aggregate number of securities to which transaction applies:

--------------------------------------------------------------------------------

     (3) Per unit price or other underlying value of transaction computed pursuant to Exchange Act Rule 0-11 (set forth the amount on which the filing fee is calculated and state how it was determined):

--------------------------------------------------------------------------------

     (4) Proposed maximum aggregate value of transaction:

--------------------------------------------------------------------------------

     (5) Total fee paid:

--------------------------------------------------------------------------------

     [ ] Fee paid previously with preliminary materials.
--------------------------------------------------------------------------------

     [ ] Check box if any part of the fee is offset as provided by Exchange Act
         Rule 0-11(a)(2) and identify the filing for which the offsetting fee was paid previously. Identify the previous filing by registration statement number, or the form or schedule and the date of its filing.

     (1) Amount Previously Paid:

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     (2) Form, Schedule or Registration Statement No.:

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     (3) Filing Party:

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     (4) Date Filed:

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

                    [SPORTS RESORTS INTERNATIONAL INC. LOGO]

                       SPORTS RESORTS INTERNATIONAL, INC.
                                 951 AIKEN ROAD
                             OWOSSO, MICHIGAN 48867
                    NOTICE OF ANNUAL MEETING OF SHAREHOLDERS

     The annual meeting of shareholders of Sports Resorts International, Inc. (the "Company") will be held at the Company's offices at 951 Aiken Road, Owosso, Michigan on Friday, October 19, 2001 at 10:00 a.m. local time, for the following purposes:

     1. To elect three Directors to the Board of Directors.

     2. To confirm the appointment of Deloitte & Touche LLP as the independent auditors of the Company for the current fiscal year.

     3. To transact any other business that may properly come before the meeting.

     Shareholders of record at the close of business on October 3, 2001 are entitled to notice of and to vote at the meeting and any adjournment of the meeting. The following Proxy Statement and enclosed form of proxy are being furnished to holders of the Company's Common Stock on and after October 3, 2001.

                                          By Order of the Board of Directors

                                          /s/ DONALD J. WILLIAMSON
                                          Donald J. Williamson, Chairman of the
                                          Board and Chief Executive Officer
October 3, 2001

             IT IS IMPORTANT THAT YOUR SHARES BE REPRESENTED AT THE
               MEETING. EVEN IF YOU EXPECT TO ATTEND THE MEETING,
               PLEASE SIGN, DATE AND RETURN YOUR PROXY PROMPTLY.

                       SPORTS RESORTS INTERNATIONAL, INC.
                         ANNUAL MEETING OF SHAREHOLDERS
                                 TO BE HELD ON
                                OCTOBER 19, 2001

                                PROXY STATEMENT

     This Proxy Statement and the enclosed proxy are being furnished on and after October 3, 2001 to the holders of Common Stock, $0.01 par value, of Sports Resorts International, Inc. (the "Company") in connection with the solicitation by the Company's Board of Directors of proxies for use at the annual meeting of shareholders to be held on Friday, October 19, 2001 and at any adjournment of that meeting. The annual meeting will be held at the Company's offices at 951 Aiken Road, Owosso, Michigan 48867, at 10:00 a.m. local time.

     The purpose of the annual meeting is to consider and vote upon: (1) the election of three Directors to the Board of Directors, (2) the confirmation of Deloitte & Touche LLP as the Company's independent auditors for the current fiscal year and (3) such other business as may properly come before the meeting.

     If a proxy in the form distributed by the Company is properly executed and returned to the Company, the shares represented by that proxy will be voted at the annual meeting of shareholders and at any adjournment of that meeting. If a shareholder specifies a choice, the proxy will be voted as specified. If no choice is specified, the shares represented by the proxy will be voted for the election of all nominees of the Board of Directors named in this Proxy Statement and the confirmation of Deloitte & Touche LLP as the Company's independent auditors for the current fiscal year. The Company's management does not know of any other matters to be presented at the annual meeting. If other matters are presented, all shares represented by the proxy will be voted in accordance with the judgement of the persons named as proxies with respect to those other matters.

     A proxy may be revoked at any time prior to its exercise by written notice delivered to the Secretary of the Company. A proxy may also be revoked by attending and voting at the annual meeting.

     Solicitation of proxies will be made initially by mail. Directors, officers and employees of the Company may also solicit proxies in person or by telephone without additional compensation. In addition, proxies may be solicited by nominees and other fiduciaries who may mail material to or otherwise communicate with the beneficial owners of shares held by them. All expenses of solicitation of proxies will be paid by the Company.

     All references to shares of Common Stock throughout this Proxy Statement are reflective of the 2 for 1 stock split to shareholders of record on August 9, 2001. The stock split was paid September 6, 2001.

                             ELECTION OF DIRECTORS

     The Board of Directors has nominated the following three persons for reelection to the Company's Board of Directors:

                                  Ted M. Gans
                                Donald R. Gorman
                              Donald J. Williamson

     It is the intent of the persons named in the accompanying proxy to vote for the election of the three nominees listed above. The proposed nominees are willing to be elected and to serve. If any nominee is unable to serve or is otherwise unavailable for election, which is not contemplated, the incumbent Directors may or may not select a substitute nominee. If a substitute nominee is selected, all proxies will be voted for the person so selected. If a substitute nominee is not selected, all proxies will be voted for the election of the remaining nominees. Proxies will not be voted for a greater number of persons than the number of nominees named.

     A plurality of the shares represented in person or by proxy and voting at the meeting is required to elect Directors. For the purpose of counting votes on the election of Directors, abstentions, broker non-votes and other shares not voted will not be counted as shares voted, and the number of shares for which a plurality is required will be reduced by the number of shares not voted.

     The shares represented by proxies received from the Company's shareholders will be voted FOR election of the Boards' nominees for Directors unless an instruction to withhold a vote for any nominee is specified in the proxy. The Company has been informed by the holders of approximately 97% of the shares entitled to vote that they intend to vote in favor of the Board's nominees.

     Certain biographical informational concerning the nominees listed above is set forth below under the heading "Board of Directors."

                      THE BOARD OF DIRECTORS RECOMMENDS A
               VOTE FOR THE ELECTION OF ALL NOMINEES AS DIRECTORS

                               VOTING SECURITIES

     Holders of record of Common Stock at the close of business on October 3, 2001 will be entitled to notice of and to vote at the annual meeting and any adjournment of the meeting. As of September 19, 2001, there were 48,355,610 shares of Common Stock outstanding, each having one vote on each matter presented for shareholder action. Shares cannot be voted unless the shareholder is present at the meeting or represented by proxy.

SECURITY OWNERSHIP OF CERTAIN BENEFICIAL OWNERS

     The following table sets forth information concerning the number of shares of Common Stock held by each shareholder who is known to the Company's management to be the beneficial owner of more than 5% of the outstanding shares as of September 19, 2001:

        NAME AND ADDRESS                AMOUNT OF                   NATURE OF
         OF BENEFICIAL                 BENEFICIAL                   BENEFICIAL               PERCENT OF
     OWNER OF COMMON STOCK              OWNERSHIP                   OWNERSHIP                 CLASS(1)
     ---------------------             ----------                   ----------               ----------
Donald J. Williamson............    23,813,560 shares    Sole voting and investment power      49.2%
951 Aiken Road                               0 shares    Shared voting or investment power      0.0%
Owosso, MI 48867
Patsy L. Williamson.............    23,265,000 shares    Sole voting and investment power      48.1%
951 Aiken Road                               0 shares    Shared voting or investment power      0.0%
Owosso, MI 48867

SECURITY OWNERSHIP OF MANAGEMENT

     The following table shows the beneficial ownership of shares of Common Stock, held as of September 19, 2001 by each director, each of the named executive officers and by all directors and executive officers of the Company as a group:

                                        AMOUNT OF                   NATURE OF
       NAME OF BENEFICIAL              BENEFICIAL                   BENEFICIAL               PERCENT OF
     OWNER OF COMMON STOCK              OWNERSHIP                   OWNERSHIP                 CLASS(1)
     ---------------------             ----------                   ----------               ----------
Maureen C. Cronin(2)(3).........        13,320 shares    Sole voting and investment power       *
                                             0 shares    Shared voting or investment power      *

J. Daniel Frisina(2)(3).........        34,850 shares    Sole voting and investment power       *
                                             0 shares    Shared voting or investment power      *

Ted M. Gans(2)(3)...............        34,850 shares    Sole voting and investment power       *
                                             0 shares    Shared voting or investment power      *

Donald R. Gorman(2)(3)..........        33,800 shares    Sole voting and investment power       *
                                             0 shares    Shared voting or investment power      *

Eric Hipple(2)(3)...............        13,320 shares    Sole voting and investment power       *
                                             0 shares    Shared voting or investment power      *

                                        AMOUNT OF                   NATURE OF
       NAME OF BENEFICIAL              BENEFICIAL                   BENEFICIAL               PERCENT OF
     OWNER OF COMMON STOCK              OWNERSHIP                   OWNERSHIP                 CLASS(1)
     ---------------------             ----------                   ----------               ----------
Ronald J. Rolak (2)(3)..........        17,730 shares    Sole voting and investment power       *
                                        12,600 shares    Shared voting or investment power      *

William Singleterry(4)..........        20,000 shares    Sole voting and investment power       *
                                             0 shares    Shared voting or investment power      *

Gregory T. Strzynski(4).........        10,000 shares    Sole voting and investment power       *
                                             0 shares    Shared voting or investment power      *

Donald J. Williamson(2)(5)......    23,813,560 shares    Sole voting and investment power      49.2%
                                             0 shares    Shared voting or investment power      *
Directors and Officers as a
  group(5)......................    23,991,430 shares    Sole voting and investment power      49.6%
                                        12,600 shares    Shared voting or investment power      *

-------------------------
 *  Does not exceed 1%.

(1) Percentages: The percentages set forth in this column were calculated on the basis of 48,355,610 shares of Common Stock outstanding as of September 19, 2001, plus shares of Common Stock subject to options held by the listed persons that were exercisable on September 19, 2001 or that will become exercisable within 60 days after September 19, 2001. Shares subject to such options are considered to be outstanding for purposes of this chart. The number of shares subject to such options for each listed person is set forth below:

                                                                              WEIGHTED
                                                                              AVERAGE
                      DIRECTOR/OFFICER                          OPTIONS    EXERCISE PRICE
                      ----------------                          -------    --------------
Maureen C. Cronin...........................................     13,320        $3.13
J. Daniel Frisina...........................................     34,850         3.20
Ted M. Gans.................................................     34,850         3.20
Donald R. Gorman............................................     33,800         3.20
Eric Hipple.................................................     13,320         3.13
Ronald J. Rolak.............................................     17,730         3.08
William Singleterry.........................................     20,000         3.13
Gregory T. Strzynski........................................     10,000         3.00
Donald J. Williamson........................................     10,000         3.00
                                                                -------        -----
All directors and executive officers as a group.............    187,870        $3.15
                                                                =======        =====

(2) Stock Option Grants to Directors: Pursuant to the Company's 1995 Long-Term Incentive Plan (the "LTIP"), the Company's Board of Directors in February 1997 and September 2000 granted to each person who was then a non-employee Director of the Company options to acquire up to 10,000 shares of Common Stock. These stock options are currently exercisable.

(3) Automatic Stock Option Grants to Non-Employee Directors: Under the LTIP, each non-employee director of the Company receives an automatic grant of options in March and September of each year. The number of shares subject to each option started at 1,000 when the LTIP was inaugurated in 1996. Under the terms of the LTIP, for each grant after that time the number of shares subject to each option increases by 5% from the previous grant. When a new non-employee Director is elected or appointed to the Board, he or she will immediately receive an option in an amount equal to the last grant. Messrs. Frisina, Gans, Gorman and Rolak were each granted options to purchase 1,540 shares of Common Stock on March 1, 2000, and Messrs. Frisina, Gans, Gorman, and Rolak were each granted options to purchase 1,620 shares of Common Stock on September 1, 2000. Ms. Cronin and Mr. Hipple were also granted options to acquire 1,620 shares upon their election to the Board of Directors in September, 2000. On March 1, 2001 Ms. Cronin and Messrs. Frisina, Gans, Gorman, Hipple and Rolak were each granted options to acquire 1,700 shares of Common Stock on September 1, 2001. All of these options are currently exercisable.

(4) William Singleterry/Gregory Strzynski: In February 1997, Mr. Singleterry was granted options to acquire up to 10,000 shares of Common Stock. In September 2000, Mr. Singleterry and Mr. Strzynski were granted options to purchase up to 10,000 shares of Common Stock. These stock options are currently exercisable.

(5) Total Stock Ownership: Excludes the 23,265,000 shares of Common Stock owned by Patsy Williamson, the wife of Donald J. Williamson. See "Security Ownership of Certain Beneficial Owners" above.

                               BOARD OF DIRECTORS

     The Company's Board of Directors currently consists of seven members, three of whom are standing for reelection. The members of the Company's Board of Directors are (in alphabetical order): Maureen C. Cronin, J. Daniel Frisina, Ted
M. Gans, Donald R. Gorman, Eric Hipple, Ronald J. Rolak, and Donald J.
Williamson.

     The Company's Board of Directors is classified into three groups, only one of which stands for reelection at each annual meeting of shareholders. The terms of the current Directors are as follows:

                          DIRECTOR                              TERM EXPIRES
                          --------                              ------------
Maureen C. Cronin...........................................        2003
J. Daniel Frisina...........................................        2002
Ted M. Gans.................................................        2001
Donald R. Gorman............................................        2001
Eric Hipple.................................................        2003
Ronald J. Rolak.............................................        2002
Donald J. Williamson........................................        2001

INCUMBENT DIRECTORS NOMINATED FOR REELECTION

     TED M. GANS (66). Mr. Gans is a Director of the Company and a Director of The Colonel's Truck Accessories, Inc. ("CTA"). Mr. Gans' principal occupation since 1965 has been as the President and Director of Ted M. Gans, P.C., a law firm in Bloomfield Hills, Michigan, of which he is the sole owner. Mr. Gans also serves as a Director of Patsy Lou Williamson Buick-GMC, Inc., a company wholly owned by Patsy L. Williamson, the wife of Donald J. Williamson. Mr. Gans serves on the Executive Committee, the Compensation Committee and the Nominating Committee of the Board of Directors. He has served as a Director of the Company since 1995. His current term as a Director of the Company expires in 2001.

     DONALD R. GORMAN (69). Mr. Gorman is a Director of the Company. Since 1958 Mr. Gorman has been owner and President of P.G. Products, Inc., of Cincinnati, Ohio, which prior to the sale of the assets of The Colonel's in December 1998 was one of the Company's major customers. Mr. Gorman serves on the Compensation Committee and the Nominating Committee of the Board of Directors. He has served as a Director of the Company since 1997. His current term as a Director of the Company expires in 2001.

     DONALD J. WILLIAMSON (67). Mr. Williamson is the founder of the Company and is a Director and the Chairman of the Board and Chief Executive Officer of the Company. He is also a Director and officer of each of the Company's subsidiaries. From November 1995 until February 1997 he was the President, Chief Executive Officer and a Director of the Company. Between February 1997 and May 1998, Mr. Williamson served as a consultant to the Company. Mr. Williamson serves on the Executive Committee of the Board of Directors. He has served as a Director of the Company since 1995. His current term as a Director of the Company expires in 2001.

INCUMBENT DIRECTORS - TERMS EXPIRING IN 2002

     J. DANIEL FRISINA (53). Mr. Frisina is a Director of the Company and a Director of The Colonel's Brainerd International Raceway, Inc. ("CBIR"). Mr. Frisina's principal occupation is an independent consultant to manufacturers and distributors in the automotive parts industry. Mr. Frisina is also a principal and President of Boomers Investment Group, which invests in and manages restaurants, lounges and other hospitality service companies. Previously he was a Director of Global Development for Shyi Tan Enterprises, a Taiwanese manufacturer of autobody parts from 1996 to 1999. He also served as a consultant for Cheng Hong Legion Co., Ltd. (from 1992 to 1996). He was the Chairman of the Board of the Autobody Parts Association, an association that represents the interests of the distributors, suppliers and manufacturers of alternative collision replacement parts. He served as President of The Colonel's from 1988 through 1991. He served as Treasurer and Chief Financial Officer of Brainerd International, Inc., the Company's predecessor, during 1995. Mr. Frisina serves on the Audit Committee of the Board of Directors. He has served as a Director of the Company since 1995. His current term as a Director of the Company expires in 2002.

     RONALD J. ROLAK (53). Mr. Rolak is a Director of the Company. Mr. Rolak is the Development Director for the Powers Catholic High School Educational Trust Fund, in Flint, Michigan. He has held this position since 1986. From 1973 to 1986, Mr. Rolak was a high school instructor and a varsity football coach at Powers Catholic High School. Mr. Rolak also serves as a director of a number of charitable organizations in Genessee County, Michigan. Mr. Rolak serves on the Audit Committee, the Compensation Committee and the Nominating Committee of the Board of Directors. He has served as a Director of the Company since 1999. His current term as a Director of the Company expires in 2002.

INCUMBENT DIRECTORS - TERMS EXPIRING IN 2003

     MAUREEN C. CRONIN (57) Ms. Cronin is a Director of the Company. Ms. Cronin was an Investment Specialist with Charles Schwab & Company in West Palm Beach, Florida from 1995 to 2000. From 1994 to 1995, she served as Vice President of Ted Williams Family Enterprises in Citrus Hills, Florida. From 1991 to 1994, she served as a Financial Consultant and Broker with Salomon Smith Barney/Dean Witter, in Boston, Massachusetts. Ms. Cronin serves as the Chairperson of the Audit Committee. Ms. Cronin has served as a Director since September 2000. Her current term as a Director expires in 2003.

     ERIC HIPPLE (44). Mr. Hipple is a Director of the Company. Mr. Hipple is an independent consultant to the Clio Agency, Inc., a company wholly owned by Donald J. Williamson, and also to Patsy Lou Williamson Buick-GMC, Inc., a company wholly owned by Patsy L. Williamson, the wife of Donald J. Williamson. Mr. Hipple is a former quarterback for the Detroit Lions. He finished his career in the National Football League in 1989. From 1990 to 1997, he was the President and owner of Hipple & Associates, an insurance agency in Brighton, Michigan. From 1995 to the present, he has served as a football analyst with a Fox television affiliate in the Detroit area. He has also served as a Senior Account Representative with Rho-Mar Agency, an insurance agency located in Farmington Hills, Michigan. Mr. Hipple serves as a director of a number of charitable organizations in Michigan. Mr. Hipple serves on the Executive Committee of the Board of Directors. He has served as a Director of the Company since September 2000. His current term as a Director of the Company expires in 2003.

                         BOARD COMMITTEES AND MEETINGS

     The Company's Board of Directors has four standing committees: the Executive Committee, the Nominating Committee, the Compensation Committee and the Audit Committee. Each member of the Committees described below is also a Director of the Company.

     Executive Committee: The Executive Committee has the full power of the Board in the management of the business and affairs of the Company, except the power to change the membership of or to fill vacancies in the Board of Directors or the Executive Committee, the power to amend, add to, rescind or repeal the Bylaws of the Company; or any other powers that, under Michigan law, may not be delegated to it by the Board of Directors. The Executive Committee exists for the purpose of acting on behalf of the Board where Board action is required between regularly scheduled meetings and where it would be impractical to convene special Board meetings. Messrs. Williamson, Gans and Hipple currently serve on the Executive Committee. The Executive Committee met one time in 2000.

     Compensation Committee: The Compensation Committee is responsible for establishing the compensation of the executive officers of the Company and its subsidiaries. Messrs. Gans, Gorman and Rolak currently serve on the Compensation Committee. The Compensation Committee met one time in 2000.

     Audit Committee: The Audit Committee reviews audit plans submitted by the independent auditors with respect to the scope of procedures that will be performed and the fee that will be charged. The Audit Committee also reviews the results of the independent audit each year, including any associated recommendations on internal controls. Ms. Cronin and Messrs. Frisina and Rolak currently serve on the Audit Committee. The Audit Committee met one time in 2000.

     Nominating Committee: The Nominating Committee exists for the purpose of developing and recommending to the Board of Directors criteria for the selection of candidates for Director, seeking out and receiving suggestions concerning possible candidates, reviewing and evaluating the qualifications of possible candidates and recommending to the Board of Directors candidates for vacancies occurring from time to time and for the slate of Directors to be proposed on behalf of the Board of Directors at annual meetings of shareholders. Messrs. Gans, Gorman and Rolak currently serve on the Nominating Committee. The Nominating Committee met one time in 2000.

     The Nominating Committee will consider nominees recommended by shareholders. To be timely, a shareholder's nomination notice must be delivered to or mailed and received at the Company's principal executive offices not less than 40 days nor more than 60 days prior to the date of a meeting at which Directors will be elected (an "Election Meeting") as originally scheduled. However, if less than 50 days notice or prior public disclosures of the date of the Election Meeting is given or made to shareholders, a notice by a shareholder will be considered timely if it is so received not later than the close of business on the 10th day following the day on which such notice of the date of the Election Meeting was mailed or such public disclosure was made. Any such nominations should be in writing and state the name, age and address of the nominee, his or her educational and employment background, his or her present employment and a full and complete statement as to the qualifications of the nominee to serve as a Director, as specified in the Company's Bylaws. The Nominating Committee will not consider any nomination that does not provide this information.

     The Company's full Board of Directors met one time in 2000. Each of the Directors of the Company attended 75% or more of the aggregate of (1) the total number of meetings of the Board of Directors and (2) the total number of meetings held by all committees of the Board of Directors on which he or she served (during the periods that he or she served).

                               EXECUTIVE OFFICERS

     As mentioned above, Mr. Williamson is the Chairman of the Board and Chief Executive Officer of the Company. Two additional executive officers are:

     GREGORY T. STRZYNSKI (42). Mr. Strzynski is the Chief Financial Officer of the Company. He joined the Company in August 1999. Mr. Strzynski was the Corporate Controller of Kitty Hawk International, Inc., formerly known as American International Airways, Inc., from 1993 to 1999. From 1990 to 1993, he served as Corporate Controller for United Solar Systems Corp., a joint venture research and development company between Energy Conversion Devices, Inc. and Canon, Inc. of Japan. From 1988 to 1989 he was Corporate Controller for Armada Products Company, an automotive supplier.

     WILLIAM SINGLETERRY (56). Mr. Singleterry is the Vice President of Marketing and Development of the Company. He also serves as the President of CTA. Mr. Singleterry served as the Director of Operations for the Bumper Division of The Colonel's from 1991 to 1998. Prior to that time, he was the Regional Sales Manager. From 1982 to 1989, he served as General Manager for Auto Body Connection, a bumper manufacturer and distributor.

                             EXECUTIVE COMPENSATION

COMPENSATION SUMMARY

     The following Summary Compensation Table shows certain information concerning the compensation earned during each of the three fiscal years in the period ended December 31, 2000, of the Chief Executive Officer of the Company and each executive officer of the Company whose cash compensation exceeded $100,000.

                           SUMMARY COMPENSATION TABLE

                                                                                              LONG-TERM
                                                                                             COMPENSATION
                                                                                             ------------
                                                         ANNUAL COMPENSATION                    AWARDS
                                             --------------------------------------------    ------------
                                                                                OTHER         SECURITIES
                NAME AND                                                        ANNUAL        UNDERLYING
           PRINCIPAL POSITION                YEAR     SALARY      BONUS      COMPENSATION      OPTIONS
           ------------------                ----     ------      -----      ------------     ----------
Donald J. Williamson.....................    2000    $166,923    $      0         $0            10,000
Chairman of the Board,                       1999     520,000           0          0                 0
Chief Executive Officer and Director         1998     510,000     946,315          0                 0
Mark German(1)...........................    2000    $ 45,000    $      0         $0                 0
(Former) President                           1999     130,000           0          0                 0
and Director                                 1998      85,000           0          0                 0
William Singleterry......................    2000    $148,354    $      0         $0            10,000
Vice President of                            1999     158,653           0          0                 0
Development                                  1998     152,884       6,000          0                 0
Gregory T. Strzynski(2)..................    2000    $ 96,827    $ 21,500         $0            10,000
Chief Financial Officer                      1999      38,365       6,000          0                 0
John Carpenter(3)........................    2000    $122,559    $      0         $0                 0
(Former) Director of Sales                   1999     122,232           0          0                 0
and Marketing of CTA                         1998     118,777           0          0                 0

-------------------------
(1) Compensation for 2000 represents approximately five months rather than a full year because Mr. German left the Company in 2000. Compensation for 1998 represents approximately eight months rather than a full year because Mr. German joined the Company in April 1998. Mr. German is the former President of CRL.

(2) Compensation for 1999 represents approximately five months rather than a full year because Mr. Strzynski joined the company in August 1999.

(3) Mr. Carpenter left the Company in July 2001.

STOCK OPTIONS

     Pursuant to the automatic grant provisions of the Company's 1995 Long-Term Incentive Plan (the "LTIP"), during 2000 Ms. Cronin, Messrs. Frisina, Gans, Gorman, Hipple, and Rolak received options to purchase a total of 15,880 shares of Common Stock. Additionally, in September 2000, each director and Messrs. Singleterry and Strzynski received options to purchase 10,000 shares of Common Stock. None of the Company's Officers or Directors exercised any of their outstanding options during 2000.

                       OPTION GRANTS IN LAST FISCAL YEAR

                                                                                                 POTENTIAL REALIZABLE
                                                                                                   VALUE AT ASSUMED
                                                                                                   ANNUAL RATES OF
                                                                                               STOCK PRICE APPRECIATION
                                                      INDIVIDUAL GRANTS                             OF OPTION TERM
                                  ---------------------------------------------------------    ------------------------
                                                  % OF TOTAL
                                                   OPTIONS
                                  NUMBER OF       GRANTED TO
                                  SECURITIES      EMPLOYEES/      EXERCISE OR
                                  UNDERLYING      DIRECTORS       BASE PRICE     EXPIRATION
             NAME                  OPTIONS      IN FISCAL YEAR      ($/SH)          DATE         5%($)         10%($)
             ----                 ----------    --------------    -----------    ----------      -----         ------
Donald J. Williamson..........      10,000            9%             $3.00        9/28/10       $396,204      $525,935
William Singleterry...........      10,000            9%             $3.00        9/28/10       $396,204      $525,935
Gregory T. Strzynski..........      10,000            9%             $3.00        9/28/10       $396,204      $525,935

                         FISCAL YEAR-END OPTION VALUES

                                                            NUMBER OF
                                                      SECURITIES UNDERLYING            VALUE OF UNEXERCISED
                                                           UNEXERCISED               IN-THE-MONEY OPTIONS AT
                                                    OPTIONS AT FISCAL YEAR-END          FISCAL YEAR-END(1)
                                                   ----------------------------    ----------------------------
                     NAME                          EXERCISABLE    UNEXERCISABLE    EXERCISABLE    UNEXERCISABLE
                     ----                          -----------    -------------    -----------    -------------
Donald J. Williamson...........................           0          10,000          $    0          $8,438
William Singleterry............................      10,000          10,000           5,938           8,438
Gregory T. Strzynski...........................           0          10,000               0           8,438

-------------------------
(1) Based on the market value of the Company's Common Stock as of December 31, 2000 ($3.8437 per share), minus the exercise price, multiplied by the number of options.

COMPENSATION OF DIRECTORS

     No compensation was paid to any Director of the Company for services rendered in such capacity during 2000. Directors who are not full-time employees may be reimbursed for expenses incurred in attending meetings of the Board of Directors and committees thereof.

PENSION PLAN

     The Company does not have a pension plan, a defined benefit plan or an actuarial plan.

EMPLOYMENT AGREEMENTS, TERMINATION OF EMPLOYMENT AND CHANGE IN CONTROL ARRANGEMENTS

     Generally, the Company does not have any employment agreements, termination-of-employment agreements or change-in-control agreements with any executive officer. However, The Colonel's and John Carpenter, CTA's former Director of Sales and Marketing entered into an employment agreement dated July 15, 1996. Effective January 1, 1997, this agreement was transferred to CTA. This agreement, which had a five year term, expired in July 2001. The agreement contains Mr. Carpenter's covenant not to compete for a period of two years from the date of the termination of his employment. Mr. Carpenter left the Company in July 2001.

COMPENSATION COMMITTEE INTERLOCKS AND INSIDER PARTICIPATION

     Messrs. Gans, Gorman and Rolak are members of the Compensation Committee of the Board of Directors. No other Directors or executive officers of the Company took part in deliberations concerning the compensation of executive officers of the Company during fiscal 2000. None of Messrs. Gans, Gorman or

Rolak has any employment relationship with the Company or any of its subsidiaries. However, Mr. Gans is a Director of the Company and practices law with Ted M. Gans, P.C. During the past year, as well as the current year, the Company and its subsidiaries retained Ted M. Gans, P.C. for certain legal services. Fees charged for 2000 were approximately $48,000.

COMPENSATION COMMITTEE REPORT ON EXECUTIVE COMPENSATION

     The Compensation Committee of the Board of Directors currently consists of Messrs. Gans, Gorman and Rolak.

     The basic compensation philosophy of the Company is to provide competitive salaries. The Company's executive compensation policies are designed to achieve two primary objectives:

     - Attract and retain well-qualified executives who will lead the Company and achieve and inspire superior performance;

     - Provide incentives for the achievement of long-term financial goals.

     Executive compensation consists primarily of two components: base salary and benefits; and amounts paid (if any) under the Company's LTIP. Each component of compensation is designed to accomplish one or both of the compensation objectives.

     The participation of specific executive officers and other key employees in the Company's LTIP is recommended by the Board's Compensation Committee and all recommendations (including the level of participation) are reviewed, modified (to the extent appropriate) and approved by the Board.

BASE SALARY

     To attract and retain well-qualified executives, it is the Compensation Committee's policy to establish base salaries at levels and provide benefit packages that are considered to be competitive. Base salaries of executive officers are determined by the Board of Directors on an individual basis. In determining the base salary for an executive officer, the Compensation Committee will recommend to the full Board for approval a base salary for the officer determined by the Compensation Committee taking into consideration factors including: (1) the individual's performance, (2) the individual's contributions to the Company's success, (3) the level and scope of the individual's responsibilities, (4) the individual's tenure with the Company and in his or her position and (5) pay practices for similar positions by comparable companies.

LONG-TERM INCENTIVE PLAN

     The LTIP is used primarily to grant stock options. However, the LTIP also permits grants of restricted stock, stock awards, stock appreciation rights and tax benefit rights if determined to be desirable to advance the purposes of the LTIP. These grants and awards are referred to as "Incentive Awards." By combining in a single plan many types of incentives commonly used in long-term incentive compensation programs, the LTIP provides significant flexibility to the Compensation Committee to tailor specific long-term incentives that would best promote the objectives of the LTIP and in turn promote the interests of the Company's shareholders.

     Directors, executive officers and other key employees of the Company and its subsidiaries are eligible to receive Incentive Awards under the LTIP. A maximum of 2,000,000 shares of Common Stock (subject to certain antidilution adjustments) are available for Incentive Awards under the LTIP. Of the 2,000,000 shares authorized for Incentive Awards under the LTIP, only one-half can be awarded as restricted stock.

     The LTIP is administered by the Compensation Committee, which is comprised of non-employee Directors, none of whom participates or is eligible to participate in any long-term incentive plan of the Company or its subsidiaries, except for nondiscretionary stock option grants based upon a specified formula, and if the Board so determines, each of whom must be an "outside director" as defined in the rules issued pursuant to Section 162(m) of the Internal Revenue Code. The Compensation Committee makes determinations, subject to the terms of the LTIP, as to the persons to receive Incentive Awards, the amount of Incentive

Awards to be granted to each person, the terms of each grant and all other determinations necessary or advisable for administration of the LTIP.

     The LTIP was approved by the shareholders of Brainerd International, Inc., the Company's predecessor, on November 21, 1995. During 2000, Ms. Cronin, Messrs. Frisina, Gans, Gorman, Hipple, and Rolak, as non-employee Directors of the Company, each received automatic stock option grants covering a total of 15,880 shares of Common Stock. Additionally, in September 2000, each director and Messrs. Singleterry and Strzynski received options to purchase 10,000 shares of Common Stock.

SECTION 162(M)

     Section 162(m) of the Internal Revenue Code provides that publicly held corporations may not deduct compensation paid to certain executive officers in excess of $1 million annually, with certain exemptions. The Company has examined its executive compensation policies in light of Section 162(m) and the regulations adopted by the Internal Revenue Service to implement that section. It is not expected that any portion of the Company's deduction for employee remuneration will be disallowed in 2001 or in future years by reason of actions expected to be taken in 2001.

Respectfully submitted,

Ted M. Gans
Donald R. Gorman
Ronald Rolak

                               LEGAL PROCEEDINGS

     The Company does not believe that any of its Directors, executive officers, promoters or control persons are involved in legal proceedings within the meaning of Item 401(f) of Securities and Exchange Commission Regulation S-K.

STOCK PRICE PERFORMANCE GRAPH

     The following graph compares the cumulative total stockholder return on the Company's Common Stock to the Nasdaq Domestic Index and an index of peer companies that produce automobile replacement parts, assuming an investment of $100.00 at the beginning of the period indicated. Because the Company's Common Stock began trading on the Nasdaq SmallCap Market on January 2, 1996, the graph covers the period from January 2, 1996, to the end of 2000.

     The Nasdaq Domestic Index is a broad equity market index consisting of certain domestic companies traded on the Nasdaq Stock Market. The index of peer companies was constructed by the Company and includes the companies listed in the footnote to the graph below. In constructing the peer index, the return of each peer group company was weighted according to its respective stock market capitalization at the beginning of each period indicated. Cumulative total stockholder return is measured by dividing: (1) the sum of (a) the cumulative amount of dividends for the measurement period, assuming dividend reinvestment, and (b) the difference between the share price at the end and the beginning of the measurement period; by (2) the share price at the beginning of the measurement period.

                  COMPARISON OF 5 YEAR CUMULATIVE TOTAL RETURN
                       ASSUMES INITIAL INVESTMENT OF $100
[PERFORMANCE GRAPH]

                                                     SPORTS RESORTS
                                                   INTERNATIONAL, INC.              NASDAQ US                  PEER GROUP
                                                   -------------------              ---------                  ----------
Jan 1996                                                 100.00                      100.00                      100.00
1996                                                      69.23                      123.04                      115.98
1997                                                     103.85                      150.69                      143.03
1998                                                      78.85                      212.51                      140.86
1999                                                     113.46                      394.92                      113.30
2000                                                     118.28                      237.62                       94.69

(1) The index of peer companies consists of Applied Industrial Technologies, Inc.; Autozone Inc.; Dana Corp.; Discount Auto Parts, Inc.; Dura Automotive Systems, Inc.; Eaton Corporation; Federal Mogul Corp.; Genuine Parts Company; Hahn Automotive Warehouse, Inc.; Johnson Controls, Inc.; Keystone Automotive Industries, Inc.; Lear Corporation; Motorcar Parts & Accessories, Inc.; Newcor Inc.; The Pep Boys; and Tower Automotive, Inc.

     The dollar values for total stockholder return plotted in the graph above are shown in the table below:

                                                                         NASDAQ         PEER
                       DATE                           THE COMPANY    DOMESTIC INDEX     INDEX
                       ----                           -----------    --------------     -----
January 2, 1996...................................      $100.00         $100.00        $100.00
December 31, 1996.................................        69.23          123.04         115.98

                                                                         NASDAQ         PEER
                       DATE                           THE COMPANY    DOMESTIC INDEX     INDEX
                       ----                           -----------    --------------     -----
December 31, 1997.................................       103.85          150.69         143.03
December 31, 1998.................................        78.85          212.51         140.86
December 31, 1999.................................       113.46          394.92         113.30
December 31, 2000.................................       118.28          237.62          94.69

                 CERTAIN RELATIONSHIPS AND RELATED TRANSACTIONS

     The Company and its subsidiaries are parties to certain transactions with related parties, which are summarized below. Many of the transactions described below involve Donald and Patsy Williamson, husband and wife. Mr. Williamson is the Chairman of the Board, the Chief Executive Officer and a Director of the Company. Together, Mr. and Mrs. Williamson own approximately 97 percent of the outstanding shares of the Company's Common Stock.

     Promissory Notes from Donald J. Williamson and related entities. On November 13, 1998, the Company loaned $1,401,000 to Patsy Lou Williamson Buick-GMC, Inc., a company owned by Mr. Williamson's wife. This loan was evidenced by a promissory note that was due in full on November 13, 1999 and had an annual interest rate of at 8%. On April 12, 2000 the due date was extended to May 15, 2000 by the Company's Board of Directors. On April 14, 2000 the note was paid in full.

     In February 1999, the Company loaned $5,200,000 to South Saginaw, L.L.C., a limited liability company owned by Mr. Williamson. To evidence this loan, Mr. Williamson signed a mortgage providing for interest at the annual rate of 8% and calling for monthly payments of principal and interest of $43,476 beginning April 1, 1999. Mr. Williamson used the proceeds of this loan to purchase real property in Davison, Michigan.

     Lease of Owosso, Michigan Facility. CTA leases its Owosso, Michigan facility from 620 Platt Road, L.L.C. Donald and Patsy Lou Williamson are the sole members of 620 Platt Road L.L.C. Rent expense on this lease was $580,000 and $240,000 for the years ending December 31, 2000 and 1999 respectively.

     Accounts Receivable-Related Party. During 2000, the Company paid certain expenses totaling approximately $863,000 on behalf of 620 Platt Road, L.L.C. and South Saginaw, L.L.C. These expenses are predominantly for the use of a common payroll processing service for which direct reimbursement is made as well as a pro rata share of general insurance coverage.

     Williamson Buick-GMC, Inc. Mrs. Williamson owns several automobile dealerships. The Company engages in certain transactions with these dealerships, including the purchase of automobiles, parts, and automotive services. During 2000, purchases of automobiles, parts and services by the Company from the Williamson dealerships were approximately $23,000. CTA sold approximately $8,000 worth of bedliners and truck accessories to the Williamson dealerships in 2000.

     Transactions with Directors. Ted M. Gans is a Director of the Company and practices law with Ted M. Gans, P.C. During the past year and the current year, the Company retained Ted M. Gans, P.C. for certain legal services and it is anticipated that the Company will continue to do so. Fees charged for 2000 were approximately $48,000.

            SECTION 16(A) BENEFICIAL OWNERSHIP REPORTING COMPLIANCE

     Section 16(a) of the Securities Exchange Act of 1934, as amended, requires the Company's Directors, officers and persons who own more than 10% of the Company's Common Stock to file reports of ownership and changes in ownership with the Securities and Exchange Commission and Nasdaq. Directors, officers and greater than 10% beneficial owners are required by Securities and Exchange Commission regulations to furnish the Company with copies of all Section 16(a) forms they file.

     To the best of the Company's knowledge, no Director, officer or beneficial owner of more than 10% of the Company's outstanding Common Stock failed to file on a timely basis any report required by Section 16(a) of the Exchange Act with respect to the year ended December 31, 2000.

     During the quarter ending June 30, 2001, the Company became aware that one of its officers, William Singleterry, had engaged in trading in the stock of the Company that was not in compliance with Section 16 of the Securities Exchange Act of 1934. As a result, the Company has sought and has received the disgorgement of any profits that Mr. Singleterry received as result of his improper trading. During the quarter ending June 30, 2001, Mr. Singleterry paid the Company $208,126 which was credited to paid in capital. In July 2001, Mr. Singleterry paid the Company an additional $16,926, satisfying this matter in its entirely.

                             SELECTION OF AUDITORS

     Subject to the approval of shareholders, the Board of Directors has reappointed the firm of Deloitte & Touche LLP as independent auditors of the Company for the current fiscal year.

     Deloitte & Touche LLP has audited the financial statements of the Company and its subsidiaries for the fiscal year ended December 31, 2000. Representatives of Deloitte & Touche LLP are expected to be present at the annual meeting, and will have an opportunity to make a statement if they so desire to do so and are expected to be available to respond to appropriate questions from shareholders.

     The affirmative vote of the holders of a majority of shares of the Company's Common Stock present in person or by proxy is required to confirm the appointment of auditors. The shares represented by proxies received from the Company's shareholders will be voted FOR the proposal unless a vote against the proposal is specifically indicated in the proxy. For purposes of counting votes on this proposal, abstentions and broker non-votes will effectively be counted as votes against the proposal. The Company has been informed by the holders of approximately 97% of the shares entitled to vote that they intend to vote in favor of the proposal.

        THE BOARD OF DIRECTORS RECOMMENDS THAT YOU VOTE FOR RATIFICATION
                 OF THE REAPPOINTMENT OF DELOITTE & TOUCHE LLP

                             AUDIT COMMITTEE REPORT

     The Audit Committee of the Board of Directors is comprised of three independent directors and operates under a written charter adopted by the Board and attached hereto as Exhibit A. The Committee is appointed by the Board to assist the Board in its oversight function of monitoring, among other things, the Company's financial reporting process and the independence and performance of the Company's independent auditors. It is the responsibility of management of the Company to prepare financial statements in accordance with accounting principles generally accepted in the United States of America and of the Company's independent auditors to audit those financial statements.

     Throughout the year, the Committee has met and held discussions with management and the independent auditors. Management represented to the Committee that the Company's consolidated financial statements were prepared in accordance with accounting principles generally accepted in the United States of America and the Committee has reviewed and discussed the consolidated financial statements with management and the independent auditors. The Committee discussed with the independent auditors matters required to be discussed by Statement on Auditing Standards No. 61 (Communications with Audit Committees).

     The Committee has been advised by the Company that the total fees and expenses billed for fiscal 2000 by Deloitte & Touche LLP, the Company's principal accounting firm were $331,534. Of that amount, an aggregate of $238,900 was for audit services and the review of financial statements included in the Company's Quarterly Reports on Form 10Q and $92,634 was for tax services. Deloitte & Touche LLP was not engaged by the Company in fiscal 2000 to perform any information technology services relating to financial information systems design and implementation.

     In addition, the Committee has discussed with the independent auditors, the auditor's independence from the Company and its management, including the matters in the written disclosures required by the Independence Standards Board Standard No. 1 (Independence Discussions with Audit Committees). Further, the Committee has considered whether the provision of non-audit services by the independent auditors is compatible with maintaining the auditor's independence.

     Further, the Committee meets with the independent auditors, with and without management present, to discuss the results of their examinations, the evaluations of the Company's internal controls, and the overall quality of the Company's financial reporting.

     Based on the reviews and discussions referred to above, the Committee recommended to the Board that the audited financial statements be included in the Company's Annual Report on Form 10-K for the year ended December 31, 2000, for filing with the Securities and Exchange Commission.

     Each member of the Audit Committee is independent as defined under the listing standards of the Nasdaq National Market.

Respectfully Submitted,

Maureen C. Cronin
J. Daniel Frisina
Ronald J. Rolak

                             SHAREHOLDER PROPOSALS

     Proposals of shareholders must be received by the Company no later than June 3, 2002 to be considered for inclusion in the Company's proxy statement for its 2002 annual meeting of shareholders. Such shareholder proposals should be made in accordance with Securities and Exchange Commission Rule 14a-8 and should be addressed to the attention of the Secretary of the Company, 951 Aiken Road, Owosso, Michigan 48867.

By Order of the Board of Directors,

/s/ DONALD J. WILLIAMSON
Donald J. Williamson
Chairman of the Board and Chief Executive Officer

October 3, 2001

                                                                      APPENDIX A

                       SPORTS RESORTS INTERNATIONAL, INC.
                            AUDIT COMMITTEE CHARTER

     This Charter sets forth the organization and operation of the Audit Committee (the "Audit Committee") of the Board of Directors of Sports Resorts International, Inc. (the "Company") and has been approved by the Company's Board of Directors. The Audit Committee shall review and reassess this Charter from time to time, at least annually. Amendments to this Charter shall be approved by the Board of Directors.

                                 RESPONSIBILITY

     The Audit Committee is responsible for overseeing the Company's financial reporting process and the assessment of various financial functions and control systems of the Company. In fulfilling its oversight responsibility, the Audit Committee and will rely primarily on reports received from the Company's internal auditor, the Company's external auditor and regulatory agencies.

     The Audit Committee reports to the Company's Board of Directors. Meeting of the Audit Committee will be held from time to time as deemed necessary by the members of the Audit Committee or the Board of Directors.

                            MEMBERSHIP REQUIREMENTS

     The Board of Directors shall appoint the members of the Audit Committee. Beginning after the Company's 2000 annual meeting of shareholders, the Audit Committee will be comprised of at least three (3) independent directors. Members shall be considered independent if they have no relationship to the Company that may interfere with the exercise of their independence from management and the Company. Furthermore, a director will not be considered independent if he or she:

     - has been employed by the Company or any of its affiliates in the current year or any of the past three (3) years;

     - has accepted any compensation from the Company or any of its affiliates in excess of Sixty Thousand Dollars ($60,000) during the previous fiscal year, excluding compensation for board services, retirement plan benefits, and non-discretionary compensation;

     - is, or has an immediate family who is, or has been in any of the past three (3) years, employed by the Company or any of its affiliates as an executive officer;

     - has been a partner, controlling shareholder or an executive officer of any for-profit business organization to which the Company made, or from which the Company received, payments (other than those which arise solely from investments in the Company's securities) that exceed five percent (5%) of the organization's consolidated gross revenues for that year, or Two Hundred Thousand Dollars ($200,000), whichever is more, in any of the past three (3) years; or

     - has been employed as an executive of another entity where any of the Company's executives serve on that entity's compensation committee.

     A director who has one or more of these relationships may be appointed to the Audit Committee only if the Company's Board of Directors, under exceptional and limited circumstances, determines that such director's membership on the Audit Committee is required by the best interests of the Company and its shareholders. The Board of Directors will disclose, in the next annual proxy statement subsequent to the determination, that nature of the relationship and the reasons for that determination. Notwithstanding the foregoing, current employees or officers of the Company, or their immediate family members, are not eligible to serve on the Audit Committee under any circumstances.

 All members of the Audit Committee must be able to read and understand fundamental financial statements, including the Company's balance sheet, income statement and cash flow statement, when appointed to the Audit Committee, or must obtain such basic financial literacy within a reasonable period of time after appointment, but in no event later than June 14, 2001. Further, at least one member of the Audit Committee shall have past employment experience in finance or accounting, requisite professional certification in accounting, or other comparable experience or background, including a current or past position as a chief executive or financial officer or other senior officer with financial oversight responsibilities.

     Any questions concerning a director's independence or qualification to serve on the Audit Committee shall be determined by the Board of Directors in its business judgement.

                                   PROCESSES

     To demonstrate the fulfillment of its primary responsibility, the Audit Committee will complete the following processes:

     1. Recommend to the Board of Directors the appointment of the outside auditor for the ensuing year. The Audit Committee shall communicate to management and the outside auditor that the outside auditor is ultimately accountable to the Audit Committee and the Board of Directors, as representatives of the Company's shareholders.

     2. Receive a formal written statement from the outside auditor delineating all relationships between the outside auditor and the Company, consistent with Independence Standard Board Standard 98-1. Also, actively engage in a dialogue with the outside auditor with respect to any disclosed relationships or services that may impact the objectivity and independence of the outside auditor and to take, or recommend that the full board take, appropriate action to ensure the independence of the outside auditor.

     3. Review and approve the audit plan of the outside auditor.

     4. Review and approve the audit plan of the internal auditor.

     5. Appraise the effectiveness of the internal and external audit efforts through regular meetings with the internal auditor and the outside auditor.

     6. Determine, through discussions with the outside auditor and the internal auditor, that management neither has placed nor will place restrictions on the scope of the Audit Committee's examinations.

     7. Evaluate the internal accounting controls through a review of the reports of the outside auditor and the internal auditor that describe internal accounting, organizational, or operating control weaknesses, and determine that appropriate corrective action is being taken by management.

     8. Arrange for periodic reports from management, the outside auditor, and the internal auditor to assess the impact of significant regulatory changes, and accounting or reporting developments proposed by the FASB or the SEC, or any other significant matters that may have a bearing on the annual examination.

     9. Review and approve any significant accounting changes.

     10. Review (with management and the outside auditor) and approve the annual financial statements.

     11. Supervise and direct any special projects or investigations considered necessary.

     12. Prepare a report to the Board of Directors summarizing the work performed in fulfilling the Audit Committee's primary responsibilities.

     13. Disclose in the Company's proxy statement for its annual meeting of shareholders that the Audit Committee has adopted a formal written charter and the Audit Committee has satisfied its responsibilities during the prior year in compliance with its charter. Disclose the full charter in the proxy statement triennially and in the next proxy statement after any significant amendment to the charter.

     Although the Committee has the responsibilities and powers set forth in this Charter, it is not the duty of the Committee to plan or conduct audits or to determine that the Company's financial statements are complete, accurate and in accordance with accounting principles generally accepted in the United States of America. These task are the responsibility of management and the outside auditor. It is not the duty of the Committee to conduct investigations, to resolve disagreements between management and the outside auditor, or to assure compliance with laws and regulations.



[x]  PLEASE MARK VOTES                                 REVOCABLE PROXY                                                  ___
     AS IN THIS EXAMPLE                      SPORTS RESORTS INTERNATIONAL, INC.                                            |
                                                                                                                           |

                                                                                                       FOR   WITH-  FOR ALL
                                                                                                             HOLD    EXCEPT
THIS PROXY IS SOLICITED ON BEHALF OF THE BOARD OF DIRECTORS      1. ELECTION OF DIRECTORS (except     [   ]  [   ]   [   ]
                                                                    as marked to the contrary below)
     The undersigned shareholder hereby appoints Gregory T.
Strzynski and William H. Singleterry, and each of them, each
with full power of substitution, proxies to represent the           Nominees: TED M. GANS, DONALD R. GORMAN AND
shareholder listed on this Proxy and to vote all shares of                             DONALD J. WILLIAMSON
Common Stock of Sports Resorts International, Inc. that the
shareholder would be entitled to vote on all matters which       INSTRUCTION: TO WITHHOLD AUTHORITY TO VOTE FOR ANY INDIVIDUAL
come before the Annual Meeting of Shareholders to be held        NOMINEE, MARK "FOR ALL EXCEPT" AND WRITE THAT NOMINEE'S NAME
at the offices of Sports Resorts International, Inc.,            IN THE SPACE PROVIDED BELOW.
951 Aiken Road, Owosso, Michigan, on Friday, October 19, 2001
at 10 a.m. local time, and any adjournment of that meeting.
                                                                 --------------------------------------------------------------

                                                                    YOUR BOARD OF DIRECTORS RECOMMENDS THAT YOU VOTE FOR ALL
                                                                    NOMINEES.

                                                                                                         FOR     AGAINST    ABSTAIN
                                                                 2. CONFIRMATION OF THE APPOINT-        [   ]     [   ]      [   ]
                                                                    MENT OF DELOITTE & TOUCHE
                                                                    LLP AS THE COMPANY'S INDEPEN-
                                                                    DENT AUDITORS

                                                                 YOUR BOARD OF DIRECTORS RECOMMENDS THAT YOU VOTE FOR THE
                                                                 CONFIRMATION OF DELOITTE & TOUCHE LLP AS THE COMPANY'S
                                                                 INDEPENDENT AUDITORS.

                                                                    If this Proxy is properly executed, the shares represented by this Proxy will be voted as specified. If no specification is made, the shares represented by this Proxy will be voted for the election of all nominees named on this Proxy as directors and the
   Please be sure to sign and date     Date                      confirmation of Deloitte & Touche LLP as the Company's independent
     this Proxy in the box below.     ----------                 auditors for the current fiscal year. THE SHARES REPRESENTED BY
                                                                 THIS PROXY WILL BE VOTED IN THE DISCRETION OF THE PROXIES ON ANY
                                                                 OTHER MATTERS THAT MAY COME BEFORE THE MEETING.

                                                                   Please sign exactly as your name(s) appears on this Proxy. When signing on behalf of a corporation, partnership, estate or trust,
  Shareholder sign above    Co-holder (if any) sign above        indicate title or capacity of person signing. If shares are held jointly, each holder should sign.
+                                                                                                                                  +
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                          /\ DETACH ABOVE CARD, SIGN, DATE AND MAIL IN POSTAGE PAID ENVELOPE PROVIDED. /\

                                                SPORTS RESORTS INTERNATIONAL, INC.
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                                                       PLEASE ACT PROMPTLY
                                             SIGN, DATE & MAIL YOUR PROXY CARD TODAY
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IF YOUR ADDRESS HAS CHANGED, PLEASE CORRECT THE ADDRESS IN THE SPACE PROVIDED BELOW AND RETURN THIS PORTION WITH THE PROXY IN THE
ENVELOPE PROVIDED.

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